Exhibit 99.1

ARC Announces Dividend Program

Combined with expectations for continued share repurchases, dividend program reaffirms Company commitment to returning shareholder value

SAN RAMON, Calif., December 19, 2019 / / -- ARC Document Solutions, Inc. (NYSE:ARC) announced today that it is launching a cash dividend program. The program will operate independently of ARC’s current share repurchases in the open market and reaffirms the Company’s commitment to returning shareholder value as discussed on ARC’s third quarter conference call on November 6, 2019.

At its most recent meeting, the Company’s Board of Directors authorized an initial annual cash dividend of four cents per share, payable quarterly. The first quarterly dividend of one cent is payable February 28, 2020 to the Company’s shareholders of record on January 31, 2020.

“Using ARC’s strong cash flows to aggressively pay down our bank debt has provided the company with outstanding flexibility during this time of transition,” said Suri Suriyakumar, CEO of ARC. “Given that our debt ratios are healthy we think it is time for us to embark on a dividend program that will directly benefit our shareholders, especially considering the current market conditions in our industry and our recent stock performance. We are happy to shift our capital allocation strategy to a return of shareholder value via a dividend program and expectations for continued purchases of our own stock in the open market given the current strength of cash flows in the business.”

Concurrent with this announcement, ARC also disclosed that it entered into an amendment to its credit facility. In connection with the amendment, the term loan portion of ARC’s credit facility was prepaid in full using additional borrowings under the revolving loan portion of its credit facility, which was increased to $80 million. The revolving loan has no regularly scheduled required principal payments. Subject to compliance with its financial covenants and a minimum liquidity test, the amendment also permits ARC to utilize up to $10 million in any twelve-month period to pay dividends or make share repurchases without having to include such amounts in the calculation of one of its financial covenants.

The details of ARC’s amendment to the credit facility are included in today’s 8-K filing.

About ARC Document Solutions (NYSE: ARC)

Exhibit 99.1

ARC Document Solutions distributes documents and information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. All statements other than statements of historical fact, including, but not limited to, “program that will directly benefit our shareholders,” “expectations for continued purchases of our own stock,” and any projections regarding the financial performance of the Company, including the generation of its cash flows, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.